Ally Financial Inc. 3Q 2017 Earnings Review Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com October 25, 2017 Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term “loans” describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term “lend” or “originate” refers to our direct origination of loans or our purchase or acquisition of loans.

GAAP and Core Results The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income available to common is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 27 and 28 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 28 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for core unamortized original issuance discount and the net deferred tax asset. See page 30 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity available to shareholders even if core original issue discount (Core OID) expense were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 29 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, repositioning items, rep and warrant expense and Core OID. See page 31 for calculation methodology and details.

Third Quarter Highlights Represents a non-GAAP financial measure. See page 28 and page 33 for calculation methodology and details. Estimated retail auto originated yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. Continued execution along strategic and financial path Adjusted EPS(1) of 65 cents – up 16% YoY Retail auto net charge-off rate of 1.45% 3Q auto lease yield of 6.9% and 3Q estimated retail auto originated yield(2) of 6.3% Record quarterly retail deposit growth of $3.8 billion – total deposits increased to $90 billion Normalization of regulatory capital requirements at Ally Bank Adjusted total net revenue(1) of $1.48 billion – up 6% YoY

August – Normalized bank capital – paid $2.9 billion dividend to parent in 3Q Regulatory Normalization Complete March – Non-objection to 2015 CCAR – approval to redeem $2.3 billion preferred stock November – Mid-cycle ability to address remaining $1.3 billion Series G Preferred 2015 March – Receive approval for Ally Bank to become a Fed member bank April – Ability to originate full spectrum of auto loans at Ally Bank 2016 2017 Multi-year process to normalize regulatory and capital framework May – Deposit restrictions removed June – Non-objection to 2016 CCAR – initiate common dividend and buyback program June – Non-objection to 2017 CCAR – increase dividend and buyback program

Allows Ally Bank capital to support asset growth Previously restricted by 15% Tier 1 leverage ratio requirement Retail auto loans previously originated at the parent are now being funded at the bank Efficiently grow other assets including mortgage portfolio and investment securities Creates liquidity at the parent to address unsecured debt maturities and bring down capital markets funding Retail auto loans will amortize at the parent with new loans largely being originated at the bank Ally Bank paid $2.9 billion dividend to parent in 3Q with future dividends expected ~$400 million dividend expected in 4Q Unsecured debt maturities will roll-down as scheduled with no refinancing expected ~$12 billion of unsecured maturities FY 2017 - 2020 Benefits of Bank Regulatory Normalization Utilization of bank funding keeps strong earnings growth trajectory on track

Core Metric Trend Adjusted Earnings per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) (3) Represents a non-GAAP financial measure. See page 29 for details. (1) Represents a non-GAAP financial measure. See page 28 for details. (2) Represents a non-GAAP financial measure. See page 33 for details. Note: Other includes mortgage escrow, dealer, and other deposits

Hurricane Impacts

ally

Dealer Floorplan Insurance	• Reinsurance agreement substantially limited financial exposure of Hurricanes Harvey and Irma – Approximately $23 million in claims from Harvey and $3 million from Irma – 3Q losses in excess of $19 million were covered by reinsurance • Dealer actions substantially reduced actual claims • $34 million of protection remains through 1Q 2018 in excess of attachment point
Credit Impact	• Realized loan losses modestly lower for 3Q due to borrower relief offered in impacted areas • Increased reserves ~$53 million ($48 auto, $5 mortgage) for higher future expected losses • Expect increased loan losses in near-term • No impact expected on commercial auto or Corporate Finance portfolios
GAP Insurance	• Minimal impact (~$2 million loss)
Used Vehicle Prices	• Increased demand for vehicles in impacted areas, providing a benefit to vehicle values and lease performance

3Q 2017 Preliminary Results 8

Third Quarter Financial Results Note: numbers may not foot due to rounding Represents a non-GAAP financial measure. Excludes Core OID. See page 33 and 34 for calculation methodology and details. Represents a non-GAAP financial measure. See pages 28, 30 and 31 for calculation methodology and details.

Net Financing Revenue Net financing revenue (excluding OID)(1) of $1,099 million Up $88 million YoY driven by asset growth and margin expansion Net Interest Margin (“NIM”) of 2.74% NIM (excluding OID)(1) of 2.78% up 5 bps YoY Represents a non-GAAP financial measure. Excludes Core OID. See page 33 for calculation methodology and details. Includes brokered and sweep deposits Includes Demand Notes, FHLB borrowings and Repurchase Agreements Includes trust preferred securities

Deposits Record quarterly retail deposit growth – retail deposits up $3.8 billion QoQ and $11 billion YoY Total deposits at $90.1 billion - up $14.4 billion or 19% YoY Deposit mix moderately shifted in 3Q to retail CDs from savings driven by consumer demand for CDs Retail deposit customers up 16% YoY Millennials make up the largest generational segment of new customers at 53% in 3Q Stable, consistent growth of retail deposits Deposit Mix Retail deposit customer growth Note: Other includes mortgage escrow, dealer, and other deposits Note: Other includes mortgage escrow, dealer, and other deposits +52k customers QoQ

Key Deposit Trends Ally Bank outpacing direct bank market share Stable deposit balances by vintage Deposit growth from new and existing customers Accelerating retail deposit customer growth Source: Ally Bank estimates the market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10-K/Q

Capital

- **Preliminary fully phased-in Basel III CET1 ratio of 9.6%**
- **Risk-weighted assets relatively flat YoY while net financing revenue has steadily grown**
- **3Q 17 share repurchases equated to ~1.9% net reduction of total shares outstanding**
  - 8.3% shares outstanding decrease since inception of buyback program in 3Q 16

Capital Ratios(1) and Risk-Weighted Assets



12.7%
12.5%
12.7%
12.8%
13.1%
11.1%
10.9%
11.1%
11.1%
11.4%
9.3%
9.1%
9.3%
9.4%
9.6%
$136
$139
$138
$138
$136
3Q 16
4Q 16
1Q 17
2Q 17
3Q 17
Risk-Weighted Assets ($B)
Total Capital Ratio
Tier 1 Ratio
CET1

(1) All capital ratios represent fully phased-in Basel III, which are non-GAAP financial measures; See page 32 for details.

Deferred Tax Asset Utilization



($ millions)
$948
$667
$976
$683
$895
$616
$757
$473
$653
$410
3Q 16
4Q 16
1Q 17
2Q 17
3Q 17
Net GAAP DTA Balance
Disallowed DTA

Note: reflects Basel III fully phased-in disallowed DTA. Disallowed DTA is phased in to CET1 during transition period. See page 32 for more details.

Share Buyback Summary

	3Q 17	Since Inception
Shares Repurchased *(MM)*	8.5	44.1
Dollars *($MM)*	$190	$889
Average Price Paid Per Share	$22.32	$20.14
Shares Outstanding Decrease	-1.9%	-8.3%

Note: 'Since Inception' includes activity in 3Q 16 - 3Q 17. Shares repurchased include shares withheld to cover taxes related to employee stock ownership plans.

3Q 2017 Preliminary Results 13

Consolidated Net Charge-Offs Provision Expense Asset Quality Retail Auto Net Charge-Offs Retail Auto Delinquencies Note: Above loans are classified as held-for-investment and recorded at gross carrying value. Note: Includes accruing contracts only. Note: See page 27 for definition. Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship.

Auto Finance reported pre-tax income of $300 million in 3Q, down $19 million YoY and down $47 million QoQ Net financing revenue up YoY and QoQ driven by higher retail auto and commercial yields Other revenue down QoQ driven by higher gain on sale activity in the prior quarter Provision up YoY driven by Hurricane-specific reserve build for higher future expected losses and up QoQ driven by seasonally higher net charge-offs Earning asset balances down QoQ from lower floorplan balances and down YoY as lease portfolio decline offsets retail loan growth OEMs rationalizing inventory levels Auto Finance – Results Noninterest expense includes corporate allocations of $165 million in 3Q 2017, $170 million in 2Q 2017 and $162 million in 3Q 2016

Auto Finance – Key Metrics See page 27 for definitions Consumer Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter See page 27 for definitions

Insurance Pre-tax income of $69 million up $13 million YoY and up $90 million QoQ Earned premiums up YoY driven primarily by higher dealer floorplan insurance rates and QoQ due to higher reinsurance premium recognized in the prior quarter Written premiums of $272 million up from $252 million in the prior year YoY increase driven by higher dealer floorplan insurance rates and higher vehicle service contract volumes Awarded long-term commitment to continue as the preferred vehicle service contract and protection plans provider for GM Canada Noninterest expense includes corporate allocations of $12 million in 3Q 2017, $13 million in 2Q 2017 and $13 million in 3Q 2016 (1) (1) 2Q 2017 - 3Q 2017 Weather Losses net of reinsurance coverage (1)

Pre-tax income of $22 million, up $7 million YoY and down $13 million QoQ Net financing revenue up YoY driven by strong loan growth and down QoQ from interest income recovery in the prior quarter Total other revenue down QoQ from higher loan syndication and fee income in the prior quarter Provision expense down QoQ due to lower specific reserves booked in the current quarter Noninterest expense up QoQ and YoY to support asset growth and new industry verticals Held-for-investment portfolio up 16% YoY to $3.7 billion Specialized lending verticals (healthcare real estate and technology) driving YoY portfolio growth Corporate Finance Noninterest expense includes corporate allocations of $5 in 3Q 2017, $5 million in 2Q 2017 and $6 million in 3Q 2016

Mortgage Finance Noninterest expense includes corporate allocations of $12 million in 3Q 2017, $12 million in 2Q 2017 and $9 million in 3Q 2016 1st lien only. Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices Pre-tax income of $2 million, down $6 million YoY and down $5 million QoQ Higher net financing revenue YoY driven by asset balance growth Provision expense up YoY and QoQ due to Hurricane-specific reserves and asset growth Noninterest expense up YoY driven by continued build out of direct-to-consumer offering and asset growth Held-for-investment assets up 23% YoY to $9.8 billion Bulk purchase activity of $1.2 billion in 3Q

Plan for Driving Strong Shareholder Returns – On Track Medium-term defined as over the next 3-4 years. Represents a non-GAAP financial measure. See page 28 and 30 for calculation methodology and details. Continue to optimize retail auto returns to ensure strong profitability through the cycle Unlock value of Ally’s brand Deposits are key long-term value driver Diversify and strengthen the franchise Demonstrate smart growth and product expansion Demonstrate retail auto net charge-offs are contained within a range Deliver medium-term financial targets – 15% Adjusted EPS(1) CAGR and 12% Core ROTCE(1) Protect and grow book value Return significant capital to shareholders Grow and solidify customer relationships to position for the long-term

Supplemental Charts

Results by Segment Core OID amortization expense for all periods shown are applied to the pre-tax income of the Corporate and Other segment. See page 34 for calculation methodology and details. Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for Core OID amortization expense. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 27 for calculation methodology and details. Supplemental

Ally Bank funded assets at 79% up 6 pts YoY Deposits at 61% of total funding (ex OID) up 7 pts YoY New secured funding in 3Q 17 $1.0 billion Ally Bank retail auto securitization Paid down $1.25 billion unsecured facilities Strong total liquidity levels at $21.8 billion in 3Q 17 Funding and Liquidity As of 9/30/17. Total maturities for 2021 and beyond do not exceed $3.0 billion in any given year. Current period does not include early debt redemptions. Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details. Unsecured Long-Term Debt Maturities Growth in Bank Funded Assets Funding Profile Supplemental Note: excludes Core OID

Primarily bond exchange Core OID amortization expense used for calculating core pre-tax income. Represents a non-GAAP financial measure. See page 33 for calculation methodology and details. Primarily HFI legacy mortgage portfolio. Corporate and Other Supplemental Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio and Ally Invest activity Pre-tax income of $2 million up $9 million YoY and down $6 million QoQ Net financing revenue up YoY and QoQ driven primarily by higher investment securities balance and yield Other revenue lower YoY and QoQ primarily due to higher investment gains in prior periods Noninterest expense up YoY and QoQ driven by Ally Invest integration and roll-out Total assets up $1.8 billion QoQ and $5.6 billion YoY Higher investment securities balance Held-for-investment mortgage loan decline due to legacy portfolio run-off Low volatility environment impacting Ally Invest average customer trades per day

Interest Rate Sensitivity Net financing revenue impacts reflect a rolling 12-month view Modeled scenario pass-through levels steadily increase as absolute market interest rates rise; currently assumes 30-50% in the medium-term, steadily increasing to ~75% in the long-term. See page 27 for additional details. Supplemental

Deferred Tax Asset Supplemental U.S. GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimated Primarily book / tax timing differences

Supplemental

Notes on non-GAAP and other financial measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Estimated Retail Auto Originated Yield, Adjusted Efficiency Ratio, fully phased-in Common Equity Tier 1 (CET1) capital, Adjusted Total Net Revenue, Adjusted Other Revenue, Net Financing Revenue, excluding Core OID and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

1) ***Core original issue discount (Core OID)*** *is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 34 for calculation methodology and details.*
2) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID amortization expense and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 33 for calculation methodology and details.*
3) ***Core net income available to common*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income available to common adjusts GAAP net income available to common for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 28 for calculation methodology and details.*
4) ***U.S. consumer auto originations***
   - *New Retail – standard and subvented rate new vehicle loans*
   - *Lease – new vehicle lease originations*
   - *Used – used vehicle loans*
   - *Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans*
5) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
6) ***Interest rate risk modeling*** *– During the first quarter of 2017 we implemented a dynamic pass-through modeling assumption on our retail liquid products deposits portfolio, whereby deposit pass-through levels increase as the absolute level of market interest rates rise. As a result, our baseline forecast assumes a medium-term deposit beta of 30% to 50%, steadily increasing to approximately 75% over the longer term. Our upward interest rate shock scenarios assume a longer term liquid products deposit beta of approximately 75%. We continue to believe our deposits may ultimately be less sensitive to interest rate changes, which would reduce our overall exposure to rising interest rate shocks. Assuming a static liquid products retail deposit beta of 50% would result in a consolidated interest rate risk position that is asset sensitive in the +100 interest rate shock scenarios. Please see the 10-Q for more details.*
7) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for core unamortized original issuance discount and net deferred tax asset. See page 29 for more details.*
8) ***Estimated retail auto originated yield*** *is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.*

3Q 2017 Preliminary Results 27

GAAP to Core Results - Quarterly Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income available to common is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.

GAAP to Core Results - Quarterly Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity available to shareholders even if core original issue discount (Core OID) expense were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure.

GAAP to Core Results - Quarterly Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for unamortized Core OID and net DTA. As of 1Q 2016, Ally’s Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. In the denominator, GAAP shareholder’s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized Core OID, and net DTA.

GAAP to Core Results - Quarterly Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense. In the denominator, total net revenue is adjusted for Insurance segment revenue and core original issue discount (Core OID). See page 17 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business.

Notes on non-GAAP and other financial measures Supplemental Common Equity Tier 1 (“CET1”) capital fully phased-in: Under the Basel III regulatory framework as adopted in the United States, banking organizations like the company are required to comply with a minimum ratio of common equity tier 1 capital to risk-weighted assets (CET1 Capital Ratio). Common equity tier 1 capital generally consists of common stock (plus any related surplus and net of any treasury stock), retained earnings, accumulated other comprehensive income, and minority interests in the common equity of consolidated subsidiaries, subject to specified conditions and adjustments. The obligation to comply with the minimum CET1 Capital Ratio is subject to ongoing transition periods and other provisions under Basel III. Management believes that both the transitional CET1 Capital Ratio and the fully phased-in CET1 Capital Ratio are helpful to readers in evaluating the company’s capital utilization and adequacy in absolute terms and relative to its peers. The fully phased-in CET1 Capital Ratio is a non-GAAP financial measure that is reconciled to the transitional CET1 Capital Ratio above.

Notes on non-GAAP and other financial measures Supplemental Represents core pre-tax income. See page 27 for definitions Note: Accelerated OID and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. See page 27 for definitions.

Notes on non-GAAP and other financial measures Supplemental (1) Excludes accelerated OID. See page 27 for definitions. Original Issue Discount Expense ($ millions) 3Q 17 2Q 17 1Q 17 4Q 16 3Q 16 2Q 16 1Q 16 4Q 15 3Q 15 2Q 15 1Q 15 4Q 14 3Q 14 Core original issue discount expense (1) 18 $ 17 $ 16 $ 15 $ 15 $ 14 $ 13 $ 12 $ 11 $ 11 $ 10 $ 36 $ 47 $ Other OID 5 5 5 5 6 4 5 5 5 4 4 4 4 GAAP original issue discount expense 23 $ 22 $ 21 $ 21 $ 21 $ 18 $ 18 $ 17 $ 16 $ 15 $ 14 $ 40 $ 51 $ Unamortized Original Issue Discount ($ millions) 3Q 17 2Q 17 1Q 17 4Q 16 3Q 16 2Q 16 1Q 16 4Q 15 3Q 15 2Q 15 1Q 15 4Q 14 3Q 14 Core unamortized original issue discount (1,197) $ (1,215) $ (1,232) $ (1,249) $ (1,264) $ (1,279) $ (1,293) $ (1,304) $ (1,316) $ (1,327) $ (1,339) $ (1,351) $ (1,388) $ Other unamortized OID (62) (67) (72) (77) (83) (88) (82) (87) (84) (89) (86) (64) (67) GAAP unamortized original issue discount (1,259) $ (1,282) $ (1,304) $ (1,326) $ (1,347) $ (1,367) $ (1,375) $ (1,391) $ (1,400) $ (1,416) $ (1,425) $ (1,415) $ (1,455) $ QUARTERLY TREND QUARTERLY TREND